Exhibit 21
ARRIS Group Inc. & Subsidiaries

ARRIS Group Inc., (Delaware), stock is publicly traded
ARRIS Solutions, Inc., (Delaware)
C-COR Incorporated, (Delaware)
Broadband Management Solutions LLC
C-COR Solutions Pvt. Ltd. (India, dormant)
ARRIS Group Canada, Inc
Worldbridge Broadband Services S. de R.L. e C.V. (Mexico, dormant)
ARRIS Group de Mexico S.A. de C.V. (Mexico)
ARRIS Group Europe Holding B.V. (Netherlands)
ARRIS Group B.V. (Netherlands)
ARRIS Group B.V. France Branch
ARRIS Group B.V. U.K. Branch
ARRIS Germany GmbH (Germany)
ARRIS International Iberica S.L. (Spain)
ARRIS International Iberica S.L. Portugal Branch
C-COR Argentina S.R.L.
Texscan Corporation, (Nevada) — dormant
ANTEC International Corporation (Barbados) — dormant
Electronic Connector Corp. of Illinois, (Illinois)
Power Guard, Inc., (Illinois) — dormant
ARRIS Korea, Inc., (Delaware)
ARRIS Korea, Inc. Korea Branch
Communicaciones Broadband S.A. de C.V. (Mexico) — dormant
ARRIS Group, Inc., Sucursal Argentina (Argentina) -Branch
ARRIS Do Brasil LTDA (Brasil)
Arris Group Japan K.K. (Tokyo, Japan)
ARRIS Group Telecommunicaciones Compania Limited (Chile)
Arris Communications Ireland Limited (Ireland)
ARRIS Technology (Shenzen) Co., Ltd. (China)
ARRIS Beijing Branch (China)
ARRIS Shanghai Branch (China)